Exhibit 10.16


                              EMPLOYMENT AGREEMENT
                              --------------------



          AGREEMENT, dated as of April 30, 1996, by and between IVC Industries,

Inc., a Delaware corporation (the "Company"), and Andrew M. Pinkowski

("Pinkowski").

          WHEREAS, the Company wishes to assure itself of the services of

Pinkowski; and

          WHEREAS, Pinkowski is willing to enter into this Employment Agreement upon the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

          1.   Employment
               ----------

          The Company shall employ Pinkowski and Pinkowski shall serve the

Company as Vice Chairman and advisor during the term of employment set forth in

Section 2 of this Agreement.  Pinkowski shall report only to the Board of

Directors of the Company. Pinkowski shall devote his best efforts and his entire business time to advancing the interests of the Company.  Pinkowski's powers and authority as an employee of the Company shall be superior to those of any other officer or employee of the Company other than the Chairman of the Board.

Pinkowski's duties shall be consistent with his title as Vice Chairman.

Pinkowski agrees, subject to his election as such, to serve as a Director, and as a member of any committee of the Board of Directors, of the Company or any subsidiary of the Company during such term of employment at no additional compensation.  It is understood that Pinkowski's services during the term of employment shall be performed primarily in the Portland, Oregon metropolitan area, subject to






















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such reasonable travel outside that area in and outside the United States as the performance of his duties and the business of the Company may reasonably require.

          2.   Term of Employment
               ------------------

          Pinkowski's "term of employment," as such phrase is used throughout this Agreement, shall mean the period beginning on the date hereof and ending on the third anniversary of the date hereof, unless earlier terminated as provided in Section 4 hereof.

          3.   Compensation
               ------------

          The Company shall pay Pinkowski an annual base salary of $180,000 for the term of his employment, payable in equal installments in accordance with the

Company's customary payroll practices.  It is understood that the Company may,

in the discretion of its Board of Directors, increase such annual base salary.

          4.   Termination of Employment
               -------------------------

          (a)  Pinkowski's employment shall terminate upon his death, and may be terminated, at the option of the Company by notice to Pinkowski (such termination to be effective 30 days after the Company's giving of such notice),

only (i) as a result of his "disability," as defined in Section 4(b) below, or

(ii) for "cause," as defined in Section 4(c) below.

          (b)  As used herein, "disability" shall mean such physical or mental disability or incapacity of Pinkowski which has substantially prevented him from performing his principal duties hereunder during any period of 150 consecutive calendar days or for a total of 180 calendar days (whether or not consecutive)

in any 365-day period.























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          (c)  As used herein, "cause" shall mean (i) willful misconduct involving bad faith by Pinkowski in respect of his obligations under this

Agreement, which misconduct causes or was intended by Pinkowski to cause significant injury to the Company, or (ii) commission of a crime involving moral turpitude which would adversely affect the Company should Pinkowski continue to serve as an employee of the Company.  "Cause" shall not include a bona fide disagreement over a corporate policy so long as Pinkowski does not willfully violate on a continuing basis specific written directions from the Board of

Directors, which directions are consistent with the provisions of this

Agreement.

          (d)  On the termination of Pinkowski's employment as a result of his death or disability or for cause, the Company shall pay to Pinkowski or to his beneficiaries or personal representative (or, in the case of his death, and failing designation by him, to his estate) any unpaid annual base salary accrued as of the date of such termination promptly upon such termination.

          (e)  If Pinkowski's employment is terminated by the Company before the expiration of the term of employment for any reason other than death, disability or cause, then Pinkowski shall be entitled to receive, and the Company shall be obligated to pay, his base salary as set forth in Section 3(a) hereof during the remainder of the term of employment, such base salary to be paid on the dates it would have been paid had Pinkowski's employment not been terminated before the expiration of the term of employment.  Pinkowski shall also continue to participate in all plans and programs of the Company referred to in Section 5(a)

hereof to the extent that such continued participation is possible under the general terms and provisions of





















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such plans and programs.  In the event that Pinkowski's continued participation in any such plan or program providing health, disability or life insurance is barred, then in lieu thereof Pinkowski shall receive for the remainder of the term of employment amounts equal to the out-of-pocket cost (grossed up for tax effect) to Pinkowski of participation in plans or programs providing substantially similar benefits to those under the plan or program providing health, disability or life insurance from which such participation is barred.

Such payments, in addition to payments of base salary, shall be in full satisfaction of all claims by Pinkowski arising out of this Agreement and,

subject to the provisions of Section 6, Pinkowski may but shall have no obligation to obtain other employment.

          (e)  If any of the events set forth in this Section 4(f) occurs,

Pinkowski may, by not less than thirty (30) days' notice to the Company,

terminate his services hereunder, and Pinkowski shall then have no further obligations under this agreement:

               (i)  the Company shall fail to perform in any material respect its obligations hereunder or shall violate or fail to comply in any material respect with the provisions hereof or fail in any way to fulfill the obligations contained in this Agreement and such failure shall continue for thirty days after notice thereof by Pinkowski; or

               (ii) other than in connection with termination of Pinkowski's employment for death, disability or cause, Pinkowski shall fail to have been re-

elected to the Board of Directors, or shall have been removed from such position.

               If Pinkowski terminates employment under this Section 4(f), he shall be entitled to receive the base salary and other compensation as set forth in Section 3 and the other

















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compensation or perquisites set forth in Section 5 for the remainder of the term of employment, and, except as set forth in Sections 3 and 5, he shall be entitled to no further compensation or benefits hereunder.

          5.   Other Benefits
               --------------

          (a)  During the term of employment, Pinkowski shall be entitled to participate and shall be included in any pension, 401(k), stock option or other similar plan or program of the Company as may be in effect from time to time for executives of the Company generally or specifically, and to participate in any group insurance, hospitalization, medical, health and accident, disability or similar plans or programs of the Company now existing or hereafter established for executives of the Company generally or specifically by the Board of

Directors of the Company, subject to any modification or termination of such plans or programs by the Company.  Notwithstanding the foregoing, such group insurance, hospitalization, etc. shall be offered to Pinkowski by the Company under plans and on terms no less favorable than Pinkowski presently enjoys in his employment at Hall Laboratories, Inc. ("Hall") and Pinkowski's prior employment at Hall shall be given full credit in any vesting or waiting period applicable to any benefit described in this Section 5(a).

          (b)  The Company agrees to reimburse Pinkowski for all reasonable business expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies of the Company.  In recognition that the Company's business is often enhanced by participation of spouses in entertainment of customers and suppliers and their spouses, Pinkowski shall be entitled to take his spouse on business trips and along during























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business entertainment when and where appropriate at the Company's expense,

including travel to the Company's headquarters from Pinkowski's home in

Portland, Oregon.  Pinkowski and his spouse shall be entitled to travel business class and if such class is not offered, first class.

          (c)  The Company agrees to furnish Pinkowski, during the term of employment, with office space, assistance, facilities and accommodations commensurate with his position and adequate for the performance of his duties hereunder.

          (d)  During each year of the term of employment, Pinkowski shall be entitled to twelve weeks of paid vacation (in addition to all customary U.S.

holidays) at such time or times as may be selected by him which do not unreasonably interfere with the proper performance of his duties hereunder.  In the event that Pinkowski does not use all twelve weeks of vacation during any year of the term of employment, the Company shall pay Pinkowski an amount in cash equal to a pro rata portion of his base salary for such unused portion no later than 60 days after the end of each such year.

          (e)  Each year during the term of his employment, Pinkowski shall be entitled to receive a car allowance equal to $900 per month.  The car allowance shall cover all costs associated with Pinkowski's car, including, without limitation, gas, insurance and repairs.

          6.   Restrictive Covenants
               ---------------------

          (a)  Except as required in the performance of his duties to the

Company, or as authorized in writing by the Company, Pinkowski shall not at any time, during or after the term of employment, disclose or use, directly or indirectly, any confidential information belonging to or used by the Company or any of its subsidiaries and of which Pinkowski shall obtain



















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knowledge by reason of his employment hereunder.  All such confidential information shall be retained by Pinkowski in trust in a fiduciary capacity for the sole benefit of the Company.  Such confidential information includes, but is not limited to, information with respect to marketing, advertising and sales presentation methods and materials, customer and supplier lists, external and internal business forms, manuals, corporate planning, manufacturing,

distribution and marketing processes, procedures, devices and materials utilized by the Company in providing goods to customers, plans for expansion into new areas or markets and information regarding internal operations together with all written and graphic materials relating to all or any part of the same.  This restriction may not and shall not be used by the Company to challenge any employment of Pinkowski following the termination of his employment with the

Company based upon information which has become part of Pinkowski's general knowledge.

          (b)  During the term of employment and for two years thereafter,

Pinkowski shall not, directly or indirectly, knowingly employ or retain, or knowingly arrange to have any other person or entity employ or retain, any person who furnished services to the Company in a managerial or sales capacity at any time during the term of employment as an employee, consultant or otherwise.

          (c)  Pinkowski shall not, at any time during or after the term of employment, knowingly disparage in any material manner or in any material respect the Company or any of its subsidiaries or their respective financial soundness and responsibility, personnel, products or practices.























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          (d)  Upon termination of the term of employment or at any other time as the Board of Directors of the Company may request, Pinkowski shall promptly deliver to the Company all confidential data and materials in his possession,

including, but not limited to, sales presentation materials, other internal and external business forms, manuals, correspondence, notes and customer and supplier lists together with all copies thereof, and Pinkowski shall not make or retain any copy or extract of any of the foregoing.

          (e)  As a means reasonably calculated to prevent Pinkowski from disclosing or making accessible to any person or entity any confidential information Pinkowski acquired during the term of employment which would cause the Company's business to be prejudiced, and because disclosure or use of such information is difficult to detect and establish, during the term of employment and for two years thereafter Pinkowski agrees not to, directly or indirectly,

engage or become interested in, as owner, stockholder, partner, lender,

investor, director, officer, employee, consultant or otherwise, any business competitive with that engaged in by the Company, located within or without the

United States; provided, however, that nothing herein shall prohibit Pinkowski from owning, solely as an investment, stock or other securities of a competitive business: (i) which is listed on a national securities exchange or regularly traded in the over-the-counter market; (ii) where his holdings do not exceed one percent of the issued and outstanding capital stock or other securities of such competitive business; and (iii) so long as he, in fact, does not have the power to control or direct the management or policies of such competitive business and does not serve as a director or officer of, and is not otherwise associated with, such competitive business.





















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          (f)  Pinkowski acknowledges that his breach of any of the restrictive covenants contained in this Section 6 can cause irreparable damage to the

Company for which the remedy at law would not be adequate.  Accordingly, in addition to any other remedy provided by law or in equity, the Company shall be entitled to injunctive relief restraining Pinkowski from any actual or threatened violation of this Section 6 or any other appropriate decree of specific performance (without any bond or other security being required),

including, without limitation, any injunction restraining Pinkowski from rendering any services to any person or entity in competition with the then business being conducted by the Company to whom all or any part of any confidential information and materials has been disclosed by Pinkowski.

          7.   Consulting Services
               -------------------

          Upon expiration of the term of employment, Pinkowski shall be available to provide consulting services to the Company on a mutually agreeable basis and schedule for a term of five years (unless earlier terminated as described below), at a compensation to Pinkowski of $80,000 a year during such term.  Pinkowski shall not be required to provide consulting services on more than 60 days in any one year of the term.  The provision of Section 6 shall be applicable during the entire term of the consultnig services.  During the term of the consulting services Pinkowski agrees that, in the event he is elected to serve on the Company's Board of Directors, as a member of any committee thereof or on the Board of Directors of any subsidiary of the Company he shall so serve and receive no additional compensation for his services as a director or committee member.  Either the Company or Pinkowski may end the term of the consulting services on 60 days prior written notice in the event Pinkowski at any time sells



















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shares of the Company's stock and realizes aggregate cash proceeds in excess of

$3 million from such sale(s).

          8.   Notices
               -------

          Any notice made or other communication made or given in connection with this agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, to a party as its address set forth below or at such other address as a party may specify by notice to the other:


          (a)  to Pinkowski:

               5725 SW Menefee
               Portland, Oregon 97201
               Phone No.: (503) 452-4836


          (b)  to the Company:

               500 Halls Mill Road
               Freehold, New Jersey  07728
               Attention: I. Alan Hirschfeld
               Phone No.: (908) 308-3000
               Telecopy No.: (908) 308-4488

          9.   Prior Agreements
               ----------------

          This Agreement supersedes and replaces all prior understandings,

arrangements and agreements of employment between the Company and Pinkowski.

          10.  Assigns and Successors
               ----------------------

          Subject to the limitations below, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives and successors.

























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This Agreement shall not be assignable by Pinkowski, and shall be assignable by the Company only to any corporation resulting from the reorganization, merger or consolidation of the Company with any other corporation or any corporation to which the Company may sell all or substantially all of its assets, and it must be so assigned by the Company to, and accepted as

binding upon it by such other corporation, in connection with any such reorganization, merger, consolidation or sale.

          11.  Invalid or Unenforceable Provisions
               -----------------------------------

          In the event any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, the remaining provisions of this

Agreement shall not be affected thereby and shall continue in full force and effect.

          12.  Amendment
               ---------

          This Agreement may be amended or modified only by a written instrument signed by both the Company and Pinkowski.

          13.  Construction
               ------------

          This Agreement shall be construed under the laws of the State of

Delaware applicable to agreements made and to be performed therein.   Section

headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.































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          14.  Waiver
               ------

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          IN WITNESS WHEREOF, International Vitamin Corporation has caused this

Agreement to be executed by its duly authorized officer, and Andrew Pinkowski has hereunto set his hand, as of the 30th day of April, 1996.

                              IVC INDUSTRIES, INC.


                              By: /s/ E. Joseph Edell
                                  ------------------------------------
                                   Name:
                                   Title:


                                   /s/ Andrew M. Pinkowski
                                   -------------------------------
                                   Andrew M. Pinkowski











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